UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

On May 5, 2016, Newfield Exploration Company (“Newfield”) issued a news release announcing that a wholly-owned subsidiary of Newfield had entered into a definitive purchase and sale agreement to acquire certain oil and gas assets from Chesapeake Energy Corporation in the Anadarko Basin STACK play of Oklahoma for approximately $470 million. The transaction will have an effective date of April 1, 2016 and is expected to close at the end of the second quarter of 2016. A copy of the news release is furnished herewith as Exhibit 99.1 and a copy of the related @NFX publication is furnished herewith as Exhibit 99.2.

The information in Item 7.01 of this Current Report, including the exhibits attached hereto as Exhibit 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits
99.1	News Release issued by Newfield on May 5, 2016

99.2	@NFX Publication posted by Newfield on May 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 5, 2016	By:	/s/ Timothy D. Yang
Timothy D. Yang General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release issued by Newfield on May 5, 2016

99.2	@NFX Publication posted by Newfield on May 5, 2016